UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

July 3, 2006
Date of Report (Date of earliest event reported)

EESTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-32863	33-0322627
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number )	Identification No.)

23011 Moulton Parkway, Suite A-10
Laguna Hills, California 91311
(Address of principal executive offices and zip code)

(949) 380-4033
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 3, 2006, EESTech, Inc. (the “Company”) entered into a Share Sale Agreement with Global Power and Water, Inc. and Liquatech Pty Ltd. and a Share Sale Agreement with Gregory Paxton and Liquatech Pty Ltd. (collectively, the “Agreements”). Under the Agreements, the Company will acquire a 58% interest in Liquatech Pty Ltd. In accordance with the terms and conditions of the Agreements, the Company will issue 999,268 shares of its common stock to Greg Paxton, a consultant to the Company’s Research & Development Division, and 552 shares of its common stock to Global Power and Water, Inc. In exchange, the Company will receive 999,820 shares of common stock of Liquatech Pty Ltd. The Company expects to complete the transaction in the second quarter of 2007.

Liquatech Pty Ltd. is a holding company that operates its business through its wholly-owned subsidiary, Liquatech Turbine Pty Ltd. Liquatech Turbine Pty Ltd. and the Australian Government Research Agency Commonwealth Scientific and Industrial Research Organization each own 50% of a joint venture known as ComEnergy Pty Ltd. ComEnergy Pty Ltd. holds the exclusive international marketing and production rights to the Hybrid Coal and Gas Turbine (HCGT) intellectual property.

The Share Sale Agreements are attached as Exhibits 10.1 and 10.2 and incorporated herein by reference.

The shares of the Company’s common stock were offered and being sold to each of the investors in a transaction made in reliance upon an exemption from registration pursuant to Section 4(2) promulgated under the Securities Act of 1933.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1	Share Sale Agreement between the Company, Global Power & Water, Inc. and Liquatech Pty Ltd. dated July 3, 2006.
10.2	Share Sale Agreement between the Company, Gregory Paxton and Liquatech Pty Ltd. dated July 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EESTECH, INC.

Date: January 31, 2007	By:	/s/ Murray Bailey
Name: Murray Bailey
Title: Chief Executive Officer and Chief Financial Officer